Exhibit 10.3

Pear Therapeutics, Inc.

200 State Street, 13th Floor

Boston, MA 02109

November 14, 2021

Thimble Point Acquisition Corp.

195 Church Street, 15th Floor

New Haven, Connecticut 06510

Attention: Elon Boms

Email:        elon@pvfamilyoffice.com

With a copy to:

Sullivan & Cromwell LLP

125 Broad Street,

New York, New York, 10004

Attention: Melissa Sawyer

Email:        sawyerm@sullcrom.com

RE: Waiver, Consent and Additional Agreements under and pursuant to the Business Combination Agreement

Reference is made to the Business Combination Agreement, dated June 21, 2021 (the “Business Combination Agreement”), by and among Thimble Point Acquisition Corp., a Delaware corporation (“THMA”), Oz Merger Sub Inc., a Delaware corporation (“Merger Sub”) and Pear Therapeutics, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein have the meanings given to them in the Business Combination Agreement.

1.

Whereas pursuant to Section 2 of the Business Combination Agreement (a) the Company Preferred Shares shall not be converted into Company Common Shares prior to consummation of the Merger and (b) the holders of Company Preferred Shares (the “Company Preferred Shareholders”) are entitled to the Transaction Share Consideration as set forth on the Consideration Schedule, the Parties agree that at least three (3) Business Days prior to the Closing Date, the Company shall mail or otherwise deliver, or shall cause to be mailed or otherwise delivered, to the Company Preferred Stockholders a Letter of Transmittal in the same form and manner as will be provided to other Company Stockholders pursuant to Section 2.6(b) of the Business Combination Agreement.

2.

Each Party desires to take the following actions (the “Requested Actions”) which may require the consent of certain other Parties pursuant to the Business Combination Agreement or otherwise and each Party hereby consents to each other Party taking such Requested Actions:

(i) the entry into the Second Amendment to the Forward Purchase Agreement by and between THMA and KLP SPAC 1 LLC, attached hereto as Exhibit A (the “Forward Purchase Amendment”);

(ii) the entry into the Sponsor Support Agreement Amendment by and among the THMA, the Company and LJ10 LLC, attached hereto as Exhibit B (the “Sponsor Support Agreement Amendment”);

(iii) the consummation of the transactions contemplated by the matters described in the paragraphs (i) and (ii) above and any actions ancillary thereto or hereto.

3.

Additionally, the Company hereby irrevocably and unconditionally waives the condition set forth in Section 7.3(a) of the Business Combination Agreement, conditioned upon and concurrently with the execution of the Forward Purchase Amendment and the Sponsor Support Agreement Amendment.

4.

The Company represents to THMA that the Company has the requisite corporate power and authority to execute and deliver this letter agreement and to perform its obligations hereunder and thereunder, and THMA represents to the Company that THMA has the requisite corporate power and authority to execute and deliver this letter agreement and to perform its obligations hereunder and thereunder, subject to the receipt of THMA Stockholder Approval. This letter agreement has been duly authorized by all necessary corporate (or other similar) action on the part of the Company and THMA, subject to the receipt of THMA Stockholder Approval.

5.

Except as expressly set forth herein, this letter agreement shall not, by implication or otherwise, alter, modify, amend or in any way affect any of the other terms, conditions, obligations or agreements contained in the Business Combination Agreement or any other agreement between the Parties, all of which shall continue in full force and effect.

If you have any questions regarding the foregoing actions, please contact Stacie Aarestad (saarestad@foleyhoag.com) or Michael Patrone (smpatrone@goodwinlaw.com).

Please confirm at your earliest convenience your agreement to the matters contemplated hereby at which time this letter agreement shall become binding upon the Parties.

Sections 9.3 to 9.18 of the Business Combination Agreement are hereby incorporated by reference herein, mutatis mutandis.

Thank you for your prompt attention to these matters.

Sincerely,

PEAR THERAPEUTICS, INC.

By:	/s/ Ronan O’Brien
Name: Ronan O’Brien
Title: General Counsel & Secretary

Agreed on behalf of:

THIMBLE POINT ACQUISITION, CORP.

By:	/s/ Elon S. Boms
Name:	Elon S. Boms
Title:	Chief Executive Officer

OZ MERGER SUB, INC.

By:	/s/ Elon S. Boms
Name:	Elon S. Boms
Title:	Chief Executive Officer

[Signature Page to Letter Agreement]

EXHIBIT A

Second Amendment to the Forward Purchase Agreement

EXHIBIT B

Sponsor Support Agreement Amendment